UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2006

K-TRON INTERNATIONAL, INC.
(Exact Name of Registrant Specified in Charter)

New Jersey (State or Other Jurisdiction of Incorporation)	0-9576 (Commission File Number)	22-1759452 (I.R.S. Employer Identification No.)

Routes 55 & 553, P.O. Box 888, Pitman, New Jersey	08071-0888
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (856) 589-0500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

    □ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    □ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    □ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    □ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Restricted Stock Grants. On May 5, 2006, the Compensation and Human Resources Committee of the Board approved the grant of shares of restricted Common Stock to the executive officers of the Company in the amounts indicated below:

Name	Shares of Restricted Stock
Edward B. Cloues, II	3,000
Kevin C. Bowen	1,500
Lukas Guenthardt	1,500
Donald W. Melchiorre	1,500
Ronald R. Remick	1,500

The restricted stock awards were made under the Company’s 1996 Equity Compensation Plan, as amended (the "Plan"), and will vest on May 5, 2010 if the recipient remains employed by the Company or a subsidiary until that date, and they are subject to acceleration in the event of a change of control prior to that date as provided in the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

K-TRON INTERNATIONAL, INC.

By: EDWARD B. CLOUES, II
Edward B. Cloues, II
Chairman of the Board and
Chief Executive Officer

Dated: May 10, 2006